Exhibit 32.1

Certification by Jeffrey Siegel, Chief Executive Officer and Chairman of the Board of Directors, and Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer, Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I, Jeffrey Siegel, Chief Executive Officer Chairman of the Board of Directors, and I, Laurence Winoker, Senior Vice President – Finance, Treasurer and Chief Financial Officer, of Lifetime Brands, Inc., a Delaware corporation (the “Company”), each hereby certifies that:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey Siegel	/s/ Laurence Winoker
Jeffrey Siegel	Laurence Winoker
Chief Executive Officer and Chairman of the Board of Directors	Senior Vice President- Finance, Treasurer and Chief Financial Officer

Date: March 16, 2017	Date: March 16, 2017

A signed original of this written statement required by Section 1350 has been provided to Lifetime Brands, Inc. and will be retained by Lifetime Brands, Inc. and furnished to the SEC or its staff, upon request.